UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, the Board of Directors of Alamo Group Inc. (the “Company”) appointed Mr. Jeffery A. Leonard to the position of President and Chief Executive Officer, effective May 31, 2021, to succeed Ronald A. Robinson who is retiring as President and Chief Executive Officer, as previously announced. The Company’s press release announcing Mr. Leonard's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Mr. Leonard joined Alamo Group in September 2011 as Executive Vice President in charge of the Company's Industrial Division. Mr. Leonard previously was Senior Vice President of Metso Minerals Industries Inc., a supplier of technology and services for mining, construction, power generation, automation, recycling, and pulp and paper industries.

On March 29, 2021, following review of market data and other information provided by the Committee’s independent compensation consultant, the Board approved, upon recommendation of the Compensation Committee, a new compensatory arrangement for Mr. Leonard.

Effective May 31, 2021, Mr. Leonard’s annual base salary will increase to $750,000, his short-term annual incentive plan target will increase to 100% of base salary and he will receive a long-term equity incentive award with a value of $641,667, half of which will be in the form of a restricted stock award vesting ratably over a period of 3 years and the other half of which will be in the form of a performance share unit award that vests (if at all) on the basis of meeting certain long-term performance goals over the 3 year period beginning on January 1, 2021 and ending on December 31, 2023. In addition, the Committee approved an amendment to Mr. Leonard’s Change in Control Agreement, effective May 31, 2021, increasing his severance factor from 2 times annual base salary plus the annual target cash bonus to 3 times such amount.

As previously announced, Mr. Robinson will remain with the Company in a non-executive capacity as strategic advisor until August 1, 2021 and his compensation will remain at its current levels until his employment with the Company comes to an end on such date. In addition, Mr. Robinson will remain as a member of the Company's Board of Directors.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated April 1, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2021	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti
Vice President, General Counsel & Secretary